Exhibit 10.2

PROMISSORY NOTE

$1,500,000	May 18, 2012

Fullerton, CA

FOR VALUE RECEIVED, the undersigned, RTG Steel Company, LLC, an Arizona limited liability company, and Daybreak Oil and Gas, Inc., a Washington corporation (collectively “Promisor”), promises to pay to the order of Luberski, Inc., a California corporation (“Promisee”) or its assignee, at 310 N. Harbor Blvd., Ste 205, Fullerton, CA 92832, or at such other place as Promisee may designate in writing under this Promissory Note (“Note”), the principal sum of One Million Five Hundred Thousand Dollars ($1,500,000.00), with interest thereon.  All sums owing hereunder are payable in lawful money of the United State of America.

The principal amount of this Note and all accrued interest thereon shall be due within 120 days of the Date of this Note.  The sums due under this Note shall bear interest at a rate of 5% per month.

The obligation evidenced by this Note shall be secured by certain assets of Promisors as described in the Security Agreement, which is to be signed concurrently herewith by Promisor and is incorporated by reference into this Note, and Promisor shall cause a UCC-1 Financing Statement to be filed and perfected with the appropriate agency for purposes of such security interest.  This obligation shall also be secured by a First Deed of Trust to certain real property and oil leases described more fully in the Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement to be executed concurrently herewith by Promisor, Daybreak Oil and Gas, Inc.  In addition, the obligation evidenced by this Note shall be supported by the Loan Agreement to be signed concurrently herewith and incorporated by reference into this Note.

Promisor shall pay to Promisee all sums owing under this Note without deduction, offset or counterclaim of any kind.  The relationship of Promisor and Promisee hereunder is solely that of Promisor-Promisee, and the loan evidenced by this Note shall in no manner constitute Promisee the partner or joint venturer of Promisor.

In the event of any litigation or other proceeding between the parties concerning the interpretation or enforcement of any of the provisions of this Note, the prevailing party in such litigation or proceeding shall be entitled to its reasonable attorneys’ fees and costs.

No previous waiver and no failure or delay by Promisee in acting with respect to the terms of this Note shall constitute a waiver of any breach, default or failure of condition under this Note.  A waiver of any term of this Note must be made in writing and shall be limited to the express written terms of such waiver.

All notices required or permitted in connection with this Note shall be in writing and shall be given at the address set forth above for Promisee and at principal place of business for Promisor.

Subject to Promisor’s right to notice prior to acceleration as stated herein, Promisor waives presentment; demand; notice of dishonor; notice of default or delinquency; notice of protest and nonpayment; notice of costs, expenses or losses and interest thereon; notice of interest on interest and late charges; and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests in or to properties securing payment of this Note.  Time is of the essence with respect to every provision hereof.  This Note shall be construed and enforced in accordance with the laws of the State of California, except to the extent that Federal laws preempt the laws of the State of California, and all persons and entities in any manner obligated under this Note consent to the jurisdiction of any Federal or State Court within the State of California having proper venue and also consent to service of process by any means authorized by California or Federal law.

Promisor may prepay the principal outstanding under this Note at any time in whole or in part without premium; provided, however, that Promisor shall pay all interest accrued to the date of prepayment.

IN WITNESS WHEREOF, the parties have executed this Agreement under seal.

PROMISORS:

DAYBREAK OIL AND GAS, INC., A Washington corporation

By:	/s/ James F. Westmoreland	Date: May 18, 2012

Name:

James F. Westmoreland

Title:

President and Chief Executive Officer

RTG STEEL COMPANY, LLC, an Arizona limited liability company

By:	/s/ David Wetmore	Date: May 18, 2012

Name:

David Wetmore

Title:

Managing Member